UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (date of earliest event reported): January 20, 2012 (January 20, 2012)

MARTIN MIDSTREAM PARTNERS L.P.

(Exact name of Registrant as specified in its charter)

DELAWARE	000-50056	05-0527861
(State of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

4200 Stone Road

Kilgore, TX 75662

(Address of principal executive offices)(Zip code)

Registrant’s telephone number, including area code: (903) 983-6200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On January 20, 2012, Martin Midstream Partners L.P. (the “Partnership”) entered into an underwriting agreement (the “Underwriting Agreement”) with RBC Capital Markets, LLC, Wells Fargo Securities, LLC and UBS Securities LLC, as representatives of the several underwriters named therein (collectively, the “Underwriters”), in connection with an underwritten public offering (the “Offering”) of 2,300,000 common units representing limited partner interests in the Partnership (“Common Units”) at a price of $36.15 per Common Unit before an underwriting discount of $1.446 per Common Unit. Pursuant to the Underwriting Agreement, the Partnership has granted the Underwriters a 30-day option to purchase up to an additional 345,000 Common Units on the same terms to cover any over-allotments in connection with the Offering. The Partnership’s Offering of the Common Units has been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a registration statement on Form S-3 (File No. 333-171028), as supplemented by a Prospectus Supplement dated January 20, 2012 pursuant to Rule 424(b) of the Securities Act. The closing of the Offering is expected to occur on or about January 25, 2011, subject to satisfaction of customary closing conditions.

The Partnership has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Underwriters may be required to make because of any of those liabilities.

The Partnership will use the anticipated net proceeds of approximately $81.1 million from the Offering, plus up to an additional $11.7 million if the underwriters exercise their over-allotment option in full, to repay outstanding indebtedness incurred under its revolving credit facility, including indebtedness incurred in connection with the formation of Redbird Gas Storage LLC, a natural gas storage joint venture, on May 31, 2011, and for general partnership purposes.

Neither this Current Report on Form 8-K, nor the attached press release, constitutes an offer to sell or a solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The Offering is being made only by means of a prospectus and related prospectus supplement.

The foregoing description is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference. In addition, filed herewith are certain legal opinions issued by Locke Lord LLP in connection with the Offering.

Item 7.01. Regulation FD Disclosure.

On January 20, 2012, the Partnership issued a press release announcing pricing of the Common Units in the Offering. A copy of the press release is furnished as an exhibit to this Current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 and in the attached Exhibit 99.1 is deemed to be “furnished” and not deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement dated as of January 20, 2012 by and among the Partnership, Martin Midstream GP LLC, Martin Operating GP LLC, Martin Operating Partnership L.P. and RBC Capital Markets, LLC, Wells Fargo Securities, LLC and UBS Securities LLC.
5.1	Opinion of Locke Lord LLP as to the legality of the Common Units.
8.1	Opinion of Locke Lord LLP as to certain tax matters.
23.1	Consent of Locke Lord LLP (included in Exhibits 5.1 and 8.1).
99.1	Press Release dated January 20, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARTIN MIDSTREAM PARTNERS L.P.

	By:	Martin Midstream GP LLC,
Its General Partner

Date: January 20, 2012	By:	/s/ Robert D. Bondurant
Robert D. Bondurant,
Executive Vice President and
Chief Financial Officer

Exhibit No.	Description
1.1	Underwriting Agreement dated as of January 20, 2012 by and among the Partnership, Martin Midstream GP LLC, Martin Operating GP LLC, Martin Operating Partnership L.P. and RBC Capital Markets, LLC, Wells Fargo Securities, LLC and UBS Securities LLC.
5.1	Opinion of Locke Lord LLP as to the legality of the Common Units.
8.1	Opinion of Locke Lord LLP as to certain tax matters.
23.1	Consent of Locke Lord LLP (included in Exhibits 5.1 and 8.1).
99.1	Press Release dated January 20, 2012.